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                                                                      EXHIBIT 23

CONSENT OF GRANT THORNTON LLP.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2005 accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of RAIT Investment Trust and subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts.".

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
June 3, 2005